Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE
This Supplemental Indenture, dated as of November 15, 2013 (this “Supplemental Indenture”), between United Parcel Service, Inc. (together with its successors and assigns, the “Company”), and The Bank of New York Mellon Trust Company N.A., as successor trustee (the “Trustee”) under that certain Indenture between the Company and Citibank, N.A. dated August 26, 2003 (the “Indenture”).
WITNESSETH:
WHEREAS, the Company desires to amend the Indenture as provided herein;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, provided that, if any change in this Supplemental Indenture affects in any material respect the interests of the Holders of any securities of any series issued prior to the date of this Supplemental Indenture and outstanding at the date of this Supplemental Indenture, such change shall become effective with respect to such securities only when no such securities of such series remain outstanding; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the parties hereto have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble hereto are used herein as therein defined.
The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof.
ARTICLE II
MODIFICATIONS TO INDENTURE
SECTION 2.1. The definition of “Maturity Consideration” in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
“Maturity Consideration” means the securities (whether or not issued by, or the obligation of, the Company), the amount of cash (including payment of principal and premium, if any), or a combination of cash, securities and/or property, in either case payable or deliverable upon payment and discharge of the Securities of a series when due or upon redemption as established in or pursuant to, from time to time, a Board Resolution or a Company Order, and set forth in a Certificate or established in one or more supplemental indentures.”

SECTION 2.2. Section 1.05(1) of the Indenture is hereby amended and restated in its entirety to read as follows:
“(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration. The Trustee agrees to accept and act upon instructions or directions from the Company pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; or”
SECTION 2.3. The following provisions will be added to Article 1 as follows:
“SECTION 1.15. Waiver of Trial By Jury. EACH PARTY HERETO, AND EACH HOLDER OF ANY SECURITY ISSUED IN A SERIES FIRST AUTHORIZED FOR ISSUANCE ON OR SUBSEQUENT TO NOVEMBER 15, 2013, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 1.16. Consequential Damages. Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, exemplary, incidental, punitive or consequential or other similar loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.”
SECTION 2.4. The first sentence of Section 2.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
“The Securities of each series shall be in substantially the form set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution, a Company Order or one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. ”
SECTION 2.5. The introductory clause of the second sentence of the second paragraph of Section 3.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
“There shall be established in or pursuant to a Board Resolution, a Company Order or one or more indentures supplemental hereto,”

SECTION 2.6. The second to last paragraph of Section 3.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
“All Securities of any one series shall be substantially identical except as to currency of payments due thereunder, denomination and the rate of interest thereon, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to the Board Resolution and set forth in a Certificate or the Company Order and set forth in a Certificate or any indenture supplemental hereto. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee upon original issuance from time to time upon written order of persons designated in the Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series. All Securities of any one series need not be issued at the same time and, unless otherwise so provided, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.”
SECTION 2.7. The introductory clause of the first paragraph of Section 5.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Company Order establishing the terms of such series pursuant to this Indenture:”
SECTION 2.8. The first sentence of Section 6.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
“The duties and responsibilities of the Trustee shall be as provided by this Indenture and the Trust Indenture Act and specifically includes the Trust Indenture Act requirement that, if an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
ARTICLE III
MISCELLANEOUS
SECTION 3.1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 9.01 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes.
SECTION 3.2. This Supplemental Indenture shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.
SECTION 3.3. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.
SECTION 3.4. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities hereafter authenticated and delivered shall be bound hereby. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee, including but not limited to its right to be compensated, reimbursed and indemnified, shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth herein. The Trustee shall not be responsible in any manner whatsoever for and makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or in respect to recitals contained herein, which are made solely by the Company.
SECTION 3.5. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only, are not part of this Supplemental Indenture and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

UNITED PARCEL SERVICE, INC.

By: ___________________________________
Name:
Title:

TRUSTEE:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By: ___________________________________
Name:
Title